UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: September 24, 2014

Professional Diversity Network, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)

801 W. Adams Street, Suite 600
Chicago, Illinois 60607
(312) 614-0950
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made to (i) Item 2.01 of this Current Report on Form 8-K regarding the Registration Rights Agreement (as defined below), the Aegis Warrant (as defined below) and the Proman Warrants (as defined below), (ii) Item 2.03 of this Current Report on Form 8-K regarding the Promissory Note (as defined below) and (iii) Item 5.02 of this Current Report on Form 8-K regarding the Employment Agreements (as defined below). The disclosure contained in Items 2.01, 2.03 and 5.02 with respect to such agreements and the information contained in Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10 attached hereto are hereby incorporated by reference in their entirety into this Item 1.01.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The Merger

On September 24, 2014 (the “Closing Date”), Professional Diversity Network, Inc. (the “Company”) closed its previously announced merger transaction with NAPW Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), NAPW, Inc., a New York corporation (“NAPW”), and Matthew B. Proman, the sole shareholder of NAPW (“Proman”), pursuant to an Agreement and Plan of Merger, dated as of July 11, 2014 (the “Merger Agreement”). In accordance with the terms of the Merger Agreement, on the Closing Date, NAPW merged with and into Merger Sub (the “Merger”). As a result of the Merger, the separate corporate existence of NAPW ceased and Merger Sub continues as the surviving corporation, a wholly-owned subsidiary of the Company and was renamed “NAPW, Inc.”

At the effective time of the Merger, all shares of NAPW common stock issued and outstanding immediately prior to the effective time of the Merger were converted into and became the right to receive 5,110,975 shares of common stock, par value $0.01 per share (“Common Stock”), of the Company, which were issued to Proman as sole shareholder of NAPW (the “Proman Shares”). In addition, pursuant to separate subscription agreements, 959,096 shares of Common Stock were issued to Star Jones, NAPW’s President and National Spokeswoman, and 239,774 shares were issued to Christopher Wesser, NAPW’s General Counsel, as set forth in the Merger Agreement (together with the Proman Shares, the “Merger Shares”).  Also, at the effective time of the Merger, the Company, as additional consideration, paid to Proman, in cash, $3,555,000 and issued to Proman (i) a promissory note in the original principal amount of $445,000, (ii) an option to purchase 183,000 shares of the Company’s Common Stock at a price of $3.45 per share, (iii) a warrant to purchase 50,000 shares of the Company’s Common Stock at a price of $4.00 per share and (iv) a warrant to purchase 131,250 shares of the Company’s Common Stock at a price of $10.00 per share.  The options and warrants to be issued to Proman referenced in clauses (ii), (iii) and (iv) above are referred to as the “Merger Option Consideration.”  As a result of the issuance of the Merger Shares, the Company now has 12,619,690 shares of Common Stock outstanding.

The warrants issued to Proman as part of the Merger Option Consideration will become exercisable on the dates set forth below.

Number of shares underlying warrants	Per share exercise price	Date exercisable
50,000	$4.00	One year anniversary date of the closing date of the Merger
131,250	$10.00	Closing date of the Merger

The options issued to Proman as part of the Merger Option Consideration were vested on the issuance date and are exercisable at $3.45 per share for 183,000 shares of Common Stock. The options can be exercised within 60 days following the first to occur of the following, each as more fully described in the stock option award agreement governing such options (the “Proman Option Award Agreement”): (i) Proman’s death or disability, (ii) Proman’s separation from service to the Company, (iii) a change in control of the Company and (iv) the date that is the nine year and nine month anniversary of the grant date of July 11, 2014.

This description of the Merger does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2014 as Exhibit 2.1 to the Company’s Current Report on Form 8-K, and is incorporated herein by reference.

Registration Rights Agreement

At the effective time of the Merger, as a condition to the closing of the Merger, Messrs. Proman and Wesser, Ms. Jones and the Company entered into a registration rights and lock-up agreement (the “Registration Rights Agreement”), pursuant to which the Company is required, not later than nine months following the Closing Date, to file a shelf registration statement on Form S-3 with the SEC with respect to the Merger Shares issued in connection with the Merger. The Company is further required to use its best efforts to have such registration statement declared effective not later than 12 months following the Closing Date and kept effective until the earlier of three years thereafter or when each of the parties to the Registration Rights Agreement (other than the Company) can sell all of his or her shares without the need for current public information or other restriction pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). Under the terms of the Registration Rights Agreement, each of Messrs. Proman and Wesser and Ms. Jones (collectively, the “NAPW Affiliates”) agreed not, without the consent of the Company, to offer to sell, sell or otherwise dispose of, or encumber any shares of the Company’s Common Stock received by such person in connection with the Merger during the 12 months following the Closing Date, except under certain circumstances.

Under the terms of the Registration Rights Agreement, the Company will bear all SEC registration and filing fees, printing and mailing expenses, fees and disbursements of counsel and accountants for the Company and all expenses related to listing the shares on the NASDAQ Capital Market, while the NAPW Affiliates will bear all fees and disbursements of counsel for all underwriters, brokers and dealers engaged in connection with the distribution of such shares and any discounts, commissions and fees of such underwriters, brokers and dealers, FINRA filing fees and expenses, legal fees and disbursements and other expenses of complying with state securities or blue sky laws and the fees and disbursements of legal counsel for the NAPW Affiliates. The Registration Rights Agreement also places indemnity obligations on each of the Company, to indemnify the NAPW Affiliates under certain circumstances, and the NAPW Affiliates, to indemnify the Company under certain circumstances.

This description of the Registration Rights Agreement does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Aegis Warrant

In connection with the Merger, Aegis Capital Corp. (“Aegis”) acted as financial advisor to the Company. As consideration for rendering and delivering its fairness opinion to the Board, the Company paid Aegis a fee of $100,000. In addition, as consideration for providing financial advisory services to the Company in connection with the Merger, on the Closing Date, the Company (i) paid Aegis a fee equal to 1% of the value of the consideration paid by the Company in the Merger and (ii) issued to Aegis a warrant to purchase 50,000 shares of the Company’s Common Stock (the “Aegis Warrant”). The Aegis Warrant entitles Aegis to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $4.00 per share. The Aegis Warrant is exercisable by Aegis at any time after the one year anniversary date of the Closing Date. The terms of the Aegis Warrant provide that the exercise price of the Aegis Warrant, and the number of shares of Common Stock for which the Aegis Warrant may be exercised, are subject to adjustment to account for increases or decreases in the number of outstanding shares of Common Stock resulting from stock dividends, stock splits, consolidations, combinations, reclassifications or similar events.  The Aegis Warrant also contains provisions providing for “piggy-back” registration rights that allow Aegis to elect to register the shares of Common Stock underlying the Aegis Warrant along with any shares the Company registers with the SEC, subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares.

This description of the Aegis Warrant does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Aegis Warrant, which is attached as Exhibit 10.3 to this Current Report on Form 8-K, and is incorporated herein by reference.

Proman Warrants

In connection with the Merger, as set forth above, the Company, as additional consideration, issued to Proman a warrant to purchase 50,000 shares of the Company’s Common Stock at a price of $4.00 per share (the “$4 Proman Warrant) and a warrant to purchase 131,250 shares of the Company’s Common Stock at a price of $10.00 per share (the “$10 Proman Warrant,” and together with the $4 Proman Warrant, the “Proman Warrants”).

The $4 Proman Warrant is exercisable by Proman at any time after the one year anniversary date of the Closing Date. The $10 Proman Warrant is exercisable by Proman at any time following the Closing Date. The terms of each Proman Warrant provide that the exercise price of such Proman Warrant, and the number of shares of Common Stock for which such Proman Warrant may be exercised, are subject to adjustment to account for increases or decreases in the number of outstanding shares of Common Stock resulting from stock dividends, stock splits, consolidations, combinations, reclassifications or similar events.  Each Proman Warrant also contains provisions providing for “piggy-back” registration rights that allow Proman to elect to register the shares of Common Stock underlying such Proman Warrant along with any shares the Company registers with the SEC, subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares.

This description of the Proman Warrants does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Proman Warrants, which are attached as Exhibit 10.4 and 10.5 to this Current Report on Form 8-K, and are each incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The promissory note for $445,000 issued by the Company to Proman (the “Promissory Note”) on the Closing Date will mature on August 15, 2015 and accrues interest at a fixed rate of 0.35% per annum payable quarterly on each of November 15, 2014, February 15, 2015, May 15, 2015 and August 15, 2015. However, if NAPW (on a stand-alone basis) on any payment date fails to meet certain performance criteria as of the end of the fiscal quarter then most recently ended with respect to gross revenue and net cash from operations, then the Company’s obligation to make payment of principal and accrued interest on that date will be deferred to the next payment date that follows the next fiscal quarter end during which NAPW is able to meet such performance criteria, and the maturity date shall be correspondingly extended until such time as the note may be repaid in full. If NAPW (on a stand-alone basis) on any payment date, as of the end of the fiscal quarter then most recently ended, satisfies the gross revenue performance criteria, but fails to satisfy the cash flow performance criteria, then the Company will only be required to make payments of interest and principal to the extent the Company’s excess cash flow permits. The Promissory Note is not convertible or exchangeable for shares of the Company’s Common Stock, is unsecured and may be prepaid, in full or in part, at any time by the Company without premium or penalty. The amounts owing under the Promissory Note may be accelerated upon the occurrence of an event of default.

This description of the Promissory Note does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Promissory Note, which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K regarding the Merger and the Aegis Warrant, which disclosure is incorporated herein by reference.

On the Closing Date, the Company issued the Merger Shares and the Merger Option Consideration to the NAPW Affiliates pursuant to the Merger Agreement. The issuance of the Merger Shares is exempt from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act (“Regulation D”). Prior to the issuance of the Merger Shares, each of the NAPW Affiliates made certain representations to the Company as required by Regulation D. The Company has not and will not engage in general solicitation or advertising with regard to the issuance of the Merger Shares pursuant to the Merger Agreement and has not and will not offer securities to the public in connection with the issuance of the Merger Shares pursuant to the Merger Agreement. The Merger Shares will not be and have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Pursuant to the Merger Agreement, the Company entered into the Registration Rights Agreement at the effective time of the Merger pursuant to which it agreed to prepare and use its reasonable best efforts to file with the SEC, not later than nine months after the consummation of the Merger, a registration statement with respect to the resale of the Merger Shares.

Item 5.01. Changes in Control of Registrant.

As more fully described under Item 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference, on the Closing Date, as a result of the Merger, the Company acquired the business of NAPW in a merger transaction. In accordance with the Merger Agreement, as the principal consideration for the Merger, the Company issued 6,309,845 Merger Shares, and the Merger Option Consideration, to the NAPW Affiliates. As a result of such issuances, the NAPW Affiliates now own 50% of the Company’s outstanding Common Stock, as well as 50% of the Common Stock on a fully-diluted basis. Therefore, because the stockholders of the Company immediately prior to the Closing Date no longer own more than 50% of the outstanding voting power of the Company, the issuance of the Merger Shares, as well as the Merger Option Consideration (including the underlying shares of Common Stock), in connection with the Merger resulted in a change in control of the Company.

In connection with this change in control, pursuant to the Merger Agreement, certain new officers and directors were appointed effective as of the Closing Date. Reference is made to Item 5.02 of this Current Report on Form 8-K regarding the appointment of new officers and directors. The disclosure contained in Item 5.02 is hereby incorporated by reference in its entirety into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

In connection with the Merger Agreement, on September 24, 2014, the Company’s amended and restated certificate of incorporation was amended to increase the total number of directors permitted on the Company’s board of directors (the “Board”) from seven to nine members, and the Board subsequently fixed the number of directors of the Board at nine. Under the terms of the Merger Agreement, the Company was obligated to appoint four individuals designated by NAPW to fill the new vacancies on the Board.  NAPW selected Proman, Star Jones, Randi Zuckerberg and Donna Brazile as its designees.  Effective as of the Closing Date, the Board appointed each of these designees to the Board.

No director of the Company has a family relationship with any other director or executive officer on the Board. There are no arrangements or understandings, other than the Merger Agreement, pursuant to which the foregoing directors were selected. There are no related party transactions between the Company and the foregoing directors reportable under Item 404(a) of Regulation S-K.

Appointment of Officers

Effective as of the Closing Date, the Board elected (i) Proman, formerly Chairman and Chief Executive Officer of NAPW, as Executive Vice President and Chief Operating Officer of the Company, (ii) Star Jones, formerly President and National Spokesperson of NAPW, as President of the Company and (iii) Christopher Wesser, formerly General Counsel and Secretary of NAPW, as Executive Vice President and General Counsel of the Company.  Set forth below is biographical information with respect to each of the new officers elected.

Star Jones, age 52, joined NAPW in September 2011 as its National Spokesperson and became its Chief Development Officer in May 2013 and President in June 2014.  Ms. Jones has become the “face” of NAPW, tasked with conveying the message, brand and image of NAPW worldwide.  As President, she had responsibility for the overall development, expansion and implementation of NAPW’s development and programming strategy.  For the last 25 years, Ms. Jones has been a licensed attorney in the State of New York and was formerly a New York homicide prosecutor. Ms. Jones has worked in television for more than 20 years as a journalist, talk show host, commentator, NBC News Legal Correspondent and Veteran Legal Analyst and co-host of ABC’s The View for nine years.  She is also regularly seen on NBC’s Today Show and CNN’s Piers Morgan Live as a veteran law and news analyst. Ms. Jones is also an accomplished author who has written two best-selling non-fiction books, You Have to Stand for Something, or You’ll Fall for Anything and Shine...a Physical, Emotional & Spiritual Journey to Finding Love.  Her third book, “Satan’s Sisters,” a fictional account of the behind-the-scenes workings of a daytime talk show, was published in the spring of 2011, and is being developed into a network television movie and series by VH1, which Ms. Jones is co-executive producing. In the corporate world, Ms. Jones has been a featured personality for numerous consumer brands including Payless, Saks Fifth Avenue and Kohls, and has appeared on the cover of and/or been featured in a number of major newspapers and magazines in the country on topics ranging from news to lifestyle.  Her newest venture, Status, by Star Jones, a collection of women’s apparel for the professional woman, was launched by QVC in the fall of 2013.  Since 2011, she has actively participated in the American Heart Association’s National Go Red efforts, has lobbied Congress on behalf of that association and was asked by the Presidential Inaugural Committee to speak at the National Day of Service on heart health during President Obama’s 2013 Inauguration. As the National Volunteer for the American Heart Association, Ms. Jones led NAPW in its efforts to help raise awareness of heart disease during “Heart Month,” helping to raise millions of dollars for much needed research and community outreach. Ms. Jones is well qualified to serve as a director on the Company’s Board due to her substantial leadership and networking abilities, as well as her in-depth knowledge of the acquired NAPW business.

Matthew B. Proman, age 39, founded NAPW in October 2007 and has served as its Chairman and Chief Executive Officer since then.  Mr. Proman’s “hands-on,” entrepreneurial approach at NAPW included his day-to-day operational leadership of NAPW’s sales, technology and marketing functions. Mr. Proman previously founded and led Cambridge Publishing Co., a publishing company specializing in business-to-business and business to consumer networking, from 2002 to 2007. Mr. Proman also devotes considerable time to a variety of charities such as Mount Sinai Hospital in New York City, the National Diabetes Foundation and the Jack Martin Foundation for Terminally Ill Children. Mr. Proman will bring extensive direct mail marketing industry knowledge to the combined company and a deep background in business-to-business, membership services and career development networking.  His previous service as Chairman and Chief Executive Officer of NAPW will create a critical link between the Board and the acquired NAPW business.

Christopher Wesser, age 44, joined NAPW in September 2009 and served as its General Counsel and Secretary, managing all legal, insurance, logistical and business risk matters for NAPW until the Closing Date.  Prior to joining NAPW and for more than the past five years, Mr. Wesser was with a private boutique litigation firm spun off from one of the largest law firms in the United States, where he ultimately became a partner before he left private practice.  In private practice, he served as counsel to large corporations in numerous complex business litigations in state and federal courts and governmental agencies throughout the country.  Mr. Wesser received a B.A. degree, summa cum laude, from LeMoyne College and J.D. degree from the College of William & Mary School of Law.

There are no other arrangements or understandings, other than the Merger Agreement and the Employment Agreements described below, pursuant to which any of the new officers were selected. There are no family relationships among any of the Company’s directors, executive officers and the newly elected officers.

Transactions with Related Persons

The Company, as a result of the acquisition of NAPW pursuant to the Merger, currently leases two automobiles for Proman’s business use, which automobiles are owned by him.  The lease payments are based, in turn, on Proman’s car loan payments, limited to reflect his proportionate use of the automobiles for business purposes.  NAPW paid approximately $54,150 and $91,800 in lease payments for the automobiles to Mr. Proman during the fiscal year ended December 31, 2013 and during the six months ended June 30, 2014, respectively. NAPW also paid approximately $0 and $150,000 as housing allowances to Mr. Proman the year ended December 31, 2013 and the six months ended June 30, 2014, respectively, and NAPW paid approximately $13,227 and $5,637 as reimbursement to Mr. Proman for the payment by Proman of premiums under certain life and disability insurance policies the fiscal year ended December 31, 2013 and the six months ended June 30, 2014, respectively. The Company anticipates terminating the lease payments, housing allowance payments and life and disability insurance payments.

Proman is also a party to the Merger Agreement, the Proman Option Award Agreement and the Registration Rights Agreement, and is the payee on the Promissory Note. Ms. Jones is also party to the Registration Rights Agreement Reference is made to (i) Item 2.01 of this Current Report on Form 8-K regarding the Merger Agreement, the Proman Option Award Agreement and  Registration Rights Agreement, (ii) Item 2.03 of this Current Report on Form 8-K regarding the Promissory Note and (iii) Item 5.02 of this Current Report on Form 8-K regarding the Employment Agreement between the Company and Proman. The disclosure contained in Items 2.01, 2.03 and 5.02 with respect to such agreements and the information contained in Exhibits 2.1, 10.1, 10.2 and 10.8 attached hereto are hereby incorporated by reference in their entirety into this subsection of Item 5.02.

Employment Agreements

On the Closing Date, the Company entered into new employment agreements with James Kirsch, the Company’s current Chairman and Chief Executive Officer, David Mecklenburger, the Company’s current Chief Financial Officer and Secretary, Matthew Proman, Star Jones and Christopher Wesser (each such agreement, an “Employment Agreement,” and collectively, the “Employment Agreements”). Messrs. Kirsch, Mecklenburger, Proman and Wesser, and Ms. Jones, are collectively referred to as the “Executives” for purposes of this Current Report on Form 8-K.

The Employment Agreement with Mr. Kirsch provides that he will receive an annual base salary of $275,000 and the Employment Agreement with Mr.  Mecklenburger provides that he will receive an annual base salary of $200,000.  Proman will serve as the Company’s Executive Vice President and Chief Operating Officer and receive an annual base salary of $275,000.  Ms. Jones will serve as the Company’s President, Chief Development Officer, and National Spokesperson and receive an annual base salary of $300,000.  Ms. Jones shall have the opportunity to discuss her duties and responsibilities with the Chief Executive Officer.  Mr. Wesser will serve as the Company’s Executive Vice President and General Counsel and receive an annual base salary of $250,000.

Each  Employment Agreement provides the Executive with an initial term of three years that automatically renews for successive one year terms unless either party provides advance written notice of its intention to terminate the Employment Agreement.  Mr. Kirsch’s and Mr. Mecklenburger’s base salaries will be automatically increased annually by the greater of 3% of their then current base salary or the annual percentage increase in the Consumer Price Index.  If Mr. Kirsch’s role changes such that he is no longer the Chief Executive Officer, his three year term will automatically be renewed and continue for another three years after the date of the change in role.  Should such a change in role occur, his base salary cannot be reduced below his then current base salary immediately prior to the change in role.

The Employment Agreements provide that each Executive will be eligible for an annual bonus and have his or her salary reviewed each year by the Board of Directors.  In addition, the Executives will be reimbursed for all reasonable business expenses incurred in the ordinary course of business and taking into consideration each such Executive’s unique responsibilities within the Company.  The Employment Agreements also generally permit the Executives to participate in all benefits plans and programs offered by the Company.

Under the terms of the Employment Agreements, each Executive is subject to a non-competition, non-interference and non-raiding restrictive covenant during their employment and 18 months following Executive’s last day of employment with the Company.  In the event that an Executive’s employment is terminated without “Cause” or the Executive resigns for “Good Reason” (as those terms are defined by the Employment Agreements), the post-employment restrictive covenant period may not extend past the severance period (as described below).  The Employment Agreements also contain customary confidentiality, work product and return of Company property covenants.

The Employment Agreements provide each Executive with severance pay in the event that such Executive is terminated without “Cause” or resigns for “Good Reason.”  Upon such a termination of employment, such Executive is entitled to continue to receive such Executive’s monthly salary at his or her then current rate for the greater of six months or the number of remaining whole months in such Executive’s term (whether the initial term or an extension). Finally, the Employment Agreements between the Company and each of Ms. Jones and Mr. Wesser  also provide that such Executives will become immediately fully vested in any unvested shares of restricted stock granted in connection with the Merger upon their termination without “Cause” or their resignation for “Good Reason.”

The foregoing is a summary only and does not purport to be a complete description of all of the terms contained in the Employment Agreements, and is subject to and qualified in its entirety by reference to the full text of the Employment Agreements, which are attached hereto as Exhibits 10.6, 10.7, 10.8, 10.9 and 10.10 are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Closing Date, the Company amended its amended and restated certificate of incorporation to increase the total number of directors permitted on the Company’s Board from seven to nine members and to remove a provision that required the approval of a majority of the total voting power of the Company’s outstanding Common Stock to adopt new By-laws or to alter, amend or repeal the By-laws. This amendment allows the Board to fix the number of directors serving on the Board within a range of one to nine directors, which power the Board exercised immediately following the closing of the Merger by setting the number of director positions on the Board at nine and, pursuant to the Merger Agreement, appointing four individuals designated by NAPW to fill the new vacancies on the Board, as more fully described in Item 5.02 of this Current Report on Form 8-K.

The amendment removing a provision that previously required the approval of a majority of the total voting power of the Company’s outstanding Common Stock to adopt new By-laws or to alter, amend or repeal the By-laws will grant to the Board the power to alter, amend or repeal the By-laws without having to obtain the approval of the Company’s stockholders. However, under Delaware law, the fact that such power has been conferred upon the directors does not divest the stockholders of the power, nor limit their power, to adopt, amend or repeal the By-laws.

On the Closing Date, the Company also amended its By-laws to replace a provision purporting to restrict the ability of the Company’s stockholders to act by written consent without a meeting. This amendment to the By-laws expressly authorizes the taking of corporate action by written consent of stockholders without a meeting.

The approval of the amendment to each of the Company’s amended and restated certificate of incorporation and By-laws required the affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock of the Company. On July 11, 2014, certain stockholders approved these amendments pursuant to a written consent and, because such stockholders owned approximately 58.6% of the outstanding shares of the Company’s Common Stock at the time the consent was executed, no further action by any other stockholder of the Company was required to approve these amendments. By its terms, the written consent, and the amendments to each of the Company’s amended and restated certificate of incorporation and By-laws, did not take effect until the date that was 20 days after the date this Information Statement was first given to all stockholders of the Company who did not execute the written consent. Accordingly, the amendments took effect on the Closing Date.

This description of the amendments to each of the Company’s amended and restated certificate of incorporation and By-laws do not purport to be complete, and are subject to and qualified in their entirety by reference to the full text of each such amendment, which are attached as Exhibit 3.1 and 3.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 8.01. Other Events

On September 24, 2014, the Company issued a press releasing announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required to be filed pursuant to this item will be filed by amendment not later than 71 calendar days after the date of this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required to be filed pursuant to this item will be filed by amendment not later than 71 calendar days after the date of this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger among Professional Diversity Network, Inc., NAPW Merger Sub, Inc., NAPW, Inc. and Matthew B. Proman, dated as of July 11, 2014, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2014

3.1	Amendment to Amended and Restated Certificate of Incorporation of Professional Diversity Network, Inc., as amended
3.2	Amendment to Amended and Restated By-laws of Professional Diversity Network, Inc., as amended
10.1	Registration Rights and Lock-Up Agreement among Professional Diversity Network, Inc., Matthew Proman, Star Jones and Christopher Wesser, dated as of September 24, 2014
10.2	Promissory Note issued by Professional Diversity Network, Inc. to Matthew Proman in the principal amount of $445,000, dated as of September 24, 2014
10.3*
Common Stock Purchase Warrant for the Purchase of 6,000 Shares of Common Stock of Professional Diversity Network, Inc. between David Bocchi and Professional Diversity Network, Inc., dated September 24, 2014

10.4
Common Stock Purchase Warrant for the Purchase of 50,000 Shares of Common Stock of Professional Diversity Network, Inc. between Matthew B. Proman and Professional Diversity Network, Inc., dated as of September 24, 2014

10.5
Common Stock Purchase Warrant for the Purchase of 131,250 Shares of Common Stock of Professional Diversity Network, Inc. between Matthew B. Proman and Professional Diversity Network, Inc., dated as of September 24, 2014

10.6	Amended and Restated Employment Agreement between Professional Diversity Network, Inc. and James Kirsch, dated as of September 24, 2014
10.7	Employment Agreement between Professional Diversity Network, Inc. and David Mecklenburger, dated as of September 24, 2014
10.8	Employment Agreement between Professional Diversity Network, Inc. and Matthew Proman, dated as of September 24, 2014
10.9	Employment Agreement between Professional Diversity Network, Inc. and Star Jones, dated as of September 24, 2014
10.10	Employment Agreement between Professional Diversity Network, Inc. and Christopher Wesser, dated as of September 24, 2014
99.1	Press release of Professional Diversity Network, Inc., dated September 24, 2014
* The Common Stock Purchase Warrants issued by the Company to each of Craig Skop, Priyanka Mahajan, Kevin Mangan, Eric Lord, Ramnarain Jaigobind, Zachary Hirsch , Joseph Haughton, Phillip Michals, Raffaele Gambardella and Robert Eide, all of whom are affiliates of Aegis Capital Corp., are substantially identical in all material respects to the Common Stock Purchase Warrant issued to David Bocchi and filed an an exhibit hereto, except as to the recipient of such warrants and the number of shares of Common Stock issuable upon exercise of such warrants. Pursuant to SEC regulation, we have omitted filing copies of such warrants as exhibits to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL DIVERSITY NETWORK, INC.

Date: September 26, 2014	By:	/s/ David Mecklenburger
David Mecklenburger
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger among Professional Diversity Network, Inc., NAPW Merger Sub, Inc., NAPW, Inc. and Matthew B. Proman, dated as of July 11, 2014, incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 14, 2014

3.1	Amendment to Amended and Restated Certificate of Incorporation of Professional Diversity Network, Inc., as amended
3.2	Amendment to Amended and Restated By-laws of Professional Diversity Network, Inc., as amended
10.1	Registration Rights and Lock-Up Agreement among Professional Diversity Network, Inc., Matthew Proman, Star Jones and Christopher Wesser, dated as of September 24, 2014
10.2	Promissory Note issued by Professional Diversity Network, Inc. to Matthew Proman in the principal amount of $445,000, dated as of September 24, 2014
10.3*
Common Stock Purchase Warrant for the Purchase of 6,000 Shares of Common Stock of Professional Diversity Network, Inc. between David Bocchi and Professional Diversity Network, Inc., dated September 24, 2014

10.4
Common Stock Purchase Warrant for the Purchase of 50,000 Shares of Common Stock of Professional Diversity Network, Inc. between Matthew B. Proman and Professional Diversity Network, Inc., dated as of September 24, 2014

10.5
Common Stock Purchase Warrant for the Purchase of 131,250 Shares of Common Stock of Professional Diversity Network, Inc. between Matthew B. Proman and Professional Diversity Network, Inc., dated as of September 24, 2014

10.6	Amended and Restated Employment Agreement between Professional Diversity Network, Inc. and James Kirsch, dated as of September 24, 2014
10.7	Employment Agreement between Professional Diversity Network, Inc. and David Mecklenburger, dated as of September 24, 2014
10.8	Employment Agreement between Professional Diversity Network, Inc. and Matthew Proman, dated as of September 24, 2014
10.9	Employment Agreement between Professional Diversity Network, Inc. and Star Jones, dated as of September 24, 2014
10.10	Employment Agreement between Professional Diversity Network, Inc. and Christopher Wesser, dated as of September 24, 2014
99.1	Press release of Professional Diversity Network, Inc., dated September 24, 2014
* The Common Stock Purchase Warrants issued by the Company to each of Craig Skop, Priyanka Mahajan, Kevin Mangan, Eric Lord, Ramnarain Jaigobind, Zachary Hirsch , Joseph Haughton, Phillip Michals, Raffaele Gambardella and Robert Eide, all of whom are affiliates of Aegis Capital Corp., are substantially identical in all material respects to the Common Stock Purchase Warrant issued to David Bocchi and filed an an exhibit hereto, except as to the recipient of such warrants and the number of shares of Common Stock issuable upon exercise of such warrants. Pursuant to SEC regulation, we have omitted filing copies of such warrants as exhibits to this Current Report on Form 8-K.